UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Freedom Leaf Inc.

(Exact name of registrant as specified in its charter)

Nevada	46-2093679
(State of incorporation or organization)	(I.R.S. Employer Identification number)
3571 E. Sunset Road, Suite 420
Las Vegas, NV	84111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:  None

Name of each exchange on which each class is to be registered: NA

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: ☒

Securities Act registration statement file number to which this form relates: 333-190067

Securities to be registered pursuant to Section 12(g) of the Act:  Common Stock, $0.001 par value

Item 1.         Description of Registrant’s Securities to be Registered

The description under the heading “Description of Securities” relating to the registrant’s Common Stock, no par value, in the prospectus included in the registrant’s Registration Statement on Form S-1 as amended (initially filed on July 22, 2013, amended September 3, 2013, October 1, 2013, October 4, 2013 and October 28, 2013, and with an effective notice filed on November 8, 2013), filed with the Securities and Exchange Commission (the “Commission”) under File No. 333-190067 (the “Registration Statement”), is incorporated herein by reference.  Any form of prospectus subsequently filed by the registrant with the Commission pursuant to Rule 424(b) under the Securities Act that constitutes part of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.         Exhibits

3.1	Articles of Incorporation of registrant filed as Exhibit 3.1 to the Registration Statement on Form S-1, as amended, declared effective on November 20, 2013, and incorporated herein by reference.

3.2	Bylaws of registrant filed as Exhibit 3.2 to the Registration Statement on Form S-1, as amended, declared effective on November 20, 2013, and incorporated herein by reference.

3.3	Articles of Merger of registrant filed as Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed on February 25, 2015, and incorporated herein by reference.

3.4	Certificate of Amendment of registrant filed as Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed on June 9, 2016, and incorporated herein by reference.

3.5	Sample Stock Certificate of registrant filed as Exhibit 3.5 hereto.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in Las Vegas, Nevada, on the 31st day of August, 2016.

Freedom Leaf Inc.

By:	/s/ Clifford J. Perry
Name: Title:	Clifford J. Perry Chief Executive Officer & Director